UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of principal executive offices)	98021 (Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 14, 2006, pursuant to the authority delegated by the board of directors (the “Board of Directors”) of Nastech Pharmaceutical Company Inc. (the “Company”), and by the Compensation Committee of the Board of Directors, the Company entered into a restricted stock grant agreement, effective July 14, 2006, with Mr. Bruce R. York, the Company’s Chief Accounting Officer and Assistant Secretary, pursuant to which Mr. York was issued 3,093 shares of restricted common stock of the Company, par value $0.006 per share (the “Common Stock”), pursuant to the Company’s 2004 Stock Incentive Plan originally effective as of April 14, 2004. The restricted Common Stock will vest in three equal annual installments beginning on July 14, 2007. A copy of the restricted stock grant agreement is filed herewith as exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Restricted Stock Grant Agreement effective as of July 14, 2006 by and between Nastech Pharmaceutical Company Inc. and Bruce R. York.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc. (Registrant)
By:	/s/ Philip C. Ranker
Name:	Philip C. Ranker
Title:	Chief Financial Officer

Dated: July 18, 2006

Exhibit Index

Exhibit No.	Description
10.1	Restricted Stock Grant Agreement effective as of July 14, 2006 by and between Nastech Pharmaceutical Company Inc. and Bruce R. York.